       As filed with the Securities and Exchange Commission on November 24, 2003
                                                   Registration No. 333 -
                                                                         -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 ----------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                             AMARIN CORPORATION PLC
             (Exact name of registrant as specified in its charter)


           ENGLAND                                     NOT APPLICABLE
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                 7 CURZON STREET
                                 LONDON, W1J 5HG
                                     ENGLAND
                    (Address of principal executive offices)

                   ------------------------------------------


                 AMARIN CORPORATION PLC. 2002 STOCK OPTION PLAN
                            (Full title of the plans)

                   -------------------------------------------


                                  Donald Joseph
            Executive Vice President Legal and Commercial Development
                          Amarin Pharmaceuticals, Inc.
                          2 Belvedere Place, Suite 330
                          Mill Valley, California 94941
                                 (415) 389-4757
(Name, address, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                 ----------------------------------------------

                                  SEYFARTH SHAW
                         55 E. MONROE STREET, SUITE 4200
                             CHICAGO, ILLINOIS 60603
                       ATTENTION: ROBERT P. FLANAGAN, ESQ.
                                 (312) 269-8517

                 ----------------------------------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                        Proposed maximum     Proposed maximum
            Title of                 Amount to be        offering price     aggregate offering     Amount of
  securities to be registered       registered (2)         per share              price         registration fee
----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value        2,000,000 (2)          $2.34 (3)           $4,680,000 (3)       $378.61 (3)
1L each (1)
================================================================================================================

(1) American Depositary Shares ("Amarin ADSs"), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 1L each (the "Ordinary Shares"), of Amarin Corporation plc ("Amarin") are registered on a separate registration statement. Each Amarin ADS represents one Amarin Ordinary Share.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers 2,000,000 Ordinary Shares previously registered with the Securities and Exchange Commission (the "Commission") on December 11, 2002, pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore relates to only those additional 2,000,000 Ordinary Shares being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of an Amarin ADS, as reported in the National Association of Securities Dealers Automatic Quotation System on November 20, 2003.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E of the instructions to Form S-8, Amarin Corporation plc (the "Registrant") and the Amarin Corporation plc 2002 Stock Option Plan (the "Plan") hereby incorporate by reference the contents of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 333-101775). The current registration of 2,000,000 Ordinary Shares of the Registrant will increase the total number of shares registered for issuance under the Plan to 4,000,000.

ITEM 8.           EXHIBITS.

         Pursuant to General Instruction E of the instruction to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 333-101775). The Registrant also incorporates by reference the amended Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed with the Commission on March 10, 2003; the Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission of April 24, 2003; and the amended Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on July 31, 2003. The following additional exhibits are filed as a part of this Registration Statement:

     Exhibit No.        Description

         4.1            Amendment No. 1 to the Amarin Corporation plc 2002 Stock
                        Option Plan

          23            Consent of PRICEWATERHOUSECOOPERS.


                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on November 21, 2003.

                                            AMARIN CORPORATION PLC


                                            By:   /s/ Richard A.B. Stewart
                                                ------------------------------
                                                Name:  Richard A.B. Stewart
                                                Title: Chief Executive Officer
                                                and Director
                                                 (principal executive officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                           DATE
                    ---------                                     -----                           ----
               /s/ Thomas G. Lynch                        Chairman and Director             November 21, 2003
-----------------------------------------------
                (Thomas G. Lynch)

            /s/ Richard A.B. Stewart               Chief Executive Officer and Director     November 18, 2003
-----------------------------------------------         (principal executive officer)
             (Richard A.B. Stewart)

              /s/ Michael D. Coffee                 President, Chief Operating Officer      November 18, 2003
-----------------------------------------------                and Director
               (Michael D. Coffee)

                 /s/ Ian Garland                         Chief Financial Officer            November 18, 2003
-----------------------------------------------       (principal accounting officer)
                  (Ian Garland)

                 /s/ John Groom                                  Director                   November 20, 2003
-----------------------------------------------
                  (John Groom)

                /s/ William Mason                                Director                   November 20, 2003
-----------------------------------------------
                 (William Mason)

                /s/ Hubert Huckel                                Director                   November 21, 2003
-----------------------------------------------
                 (Hubert Huckel)

         Authorized Representative. Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amarin Corporation, plc., has signed this Form S-8 in Mill Valley, California on November 19, 2003.


                                       By:      /s/ Donald R. Joseph
                                            -------------------------------
                                                Donald R. Joseph
                                                Executive Vice President,
                                                Legal and Commercial
                                                Development of Amarin
                                                Pharmaceuticals, Inc.